Exhibit 23.1
Deloitte Bedrijfsrevisoren/Réviseurs d’Entreprises CVBA/SCRL Gateway Building Luchthaven Nationaal 1 J 1930 Zaventem Belgium Tel. + 32 2 800 20 00 Fax + 32 2 800 20 01 www.deloitte.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated 13 March 2019 relating to the 2018, 2017 and 2016 consolidated financial statements, and the effectiveness of Anheuser-Busch InBev SA/NV’s internal control over financial reporting as of 31 December 2018, appearing in Anheuser-Busch InBev SA/NV’s Annual Report on Form 20-F for the year ended 31 December 2018.

Zaventem, Belgium, 17 May 2019

/s/Joël Brehmen

Deloitte Bedrijfsrevisoren / Reviseurs d’Entreprises CVBA / SCRL

Represented by Joël Brehmen

Deloitte Bedrijfsrevisoren / Reviseurs d’Entreprises

Burgerlijke vennootschap onder de vorm van een coöperatieve vennootschap met beperkte aansprakelijkheid /

Société civile sous forme d’une société coopérative à responsabilité limitée

Registered Office: Gateway Building, Luchthaven Nationaal 1 J, B-1930 Zaventem

VAT BE 0429.053.863 - RPR Brussel/RPM Bruxelles - IBAN BE 17 2300 0465 6121 - BIC GEBABEBB

Member of Deloitte Touche Tohmatsu Limited